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  TURBODYNE ADDRESSES RISING DIESEL FUEL COSTS BY LAUNCHING ITS FLEET SERVICES
            UNIT TO HELP LOWER DIESEL FUEL CONSUMPTION AND EMISSIONS
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VENTURA, CA, June 2, 2008- Turbodyne Technologies, Inc. (TRBD-OTCBB,
TUD-Frankfurt) announced today that it is launching its Fleet Services unit in an effort to offset the consumption of diesel fuel and emissions for operators of fleets of diesel vehicles in the US and Europe. The biggest challenge for operators of diesel fleets with fewer than 500 vehicles is coping with skyrocketing diesel fuel costs and compliance with ever increasing emissions standards. This problem is greatly magnified in Europe with the price of diesel in some cities reaching as high as (euro)1.57 per litre (approximately $9.25 per gallon) and as the European community phases in stricter emissions standards over the next 3 years.



The Fleet Services Unit will certify diesel service centers and supervise the installation of Turbodyne's patented TurboPacTM to help solve this major global problem. The TurboPacTM provides an electrically powered and digitally controlled supply of boost air on demand that increases the efficiency of diesel fuel burn during the initial low RPM spectrum where a significant amount of fuel is used in high traffic, stop and go operating conditions. This critical mode of operation is increasingly problematic for school buses, refuse vehicles and short run transportation and delivery services in urban areas where fuel usage and compliance with emissions standards are a rapidly growing threat to profitability.



As newer, smaller displacement powerplant technologies give rise to the problem of driver operability in these urban operating conditions the electrically powered, digitally controlled TurboPacTM applies air boost when it is needed most, offering increased drivability, significantly reduced emissions and lower fuel consumption.



Contact:

Jason M. Meyers
805-512-9511
jm@turbodyne.com
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ABOUT TURBODYNE TECHNOLOGIES, INC.



Turbodyne Technologies, Inc. (TRBD.OB) is a developer of patented electrically powered air movement and propulsion components that are engineered to promote lower fuel consumption and address higher emission standards for hybrid, gas and diesel internal combustion engines.



The patented TurboPacTM design reduces diesel pollution, eliminates turbo-lag in gas and diesel engines and increases fuel economy through both engine downsizing for hybrid, gas and diesel applications as well as low-RPM fuel burn optimization for diesel trucks and buses.



The TurboFlow(TM) design provides computer-controlled, variable pressure, high volume air movement in a small, lightweight, low power package for forced air induction for internal combustion engines.

The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Company's capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in the Risk Factors in other reports the Company files with the SEC. These factors may cause the Company's actual results to differ materially from any forward-looking statement. The Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.